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                                                    Exhibit 14



               Consent of Independent Accountants



The Board of Trustees
Norwest Advantage Funds:


We consent to the use of our reports dated July 21, 1995 and December 29, 1995, incorporated by reference herein, and to the references to our Firm under the headings "Financial Highlights" in the I Share Prospectus and "Counsel and Auditors" in the A and B Share and I Share Statements of Additional Information.



                             KPMG Peat Marwick LLP


Boston, Massachusetts
February 9, 1996




























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